Exhibit 4.1

VISTA GOLD CORP.

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

WARRANT INDENTURE

Providing for the Issue of up to

649,684 Warrants

February 2, 2006

TABLE OF CONTENTS

ARTICLE ONE INTERPRETATION		1
1.1	Definitions	1
1.2	Words Importing the Singular and Gender	5
1.3	Interpretation Not Affected by Headings	5
1.4	Day Not a Business Day	5
1.5	Time of the Essence	5
1.6	Currency	5
1.7	Applicable Law	5
1.8	English Language	5
1.9	Meaning of “outstanding” for Certain Purposes	6

ARTICLE TWO ISSUE OF WARRANTS		6
2.1	Creation and Issue of Warrants	6
2.2	Terms of Warrants	6
2.3	Warrant Certificates	7
2.4	Issue in Substitution for Lost Warrants	8
2.5	Warrantholder not a Shareholder	8
2.6	Warrants to Rank Pari Passu	8
2.7	Signing of Warrant Certificates	8
2.8	Certification by the Trustee or Co-transfer Agent	9

ARTICLE THREE EXCHANGE AND OWNERSHIP OF WARRANTS		9
3.1	Exchange of Warrants	9
3.2	Charges for Exchange or Transfer	9
3.3	Ownership of Warrants	10
3.4	Registration and Transfer of Warrants	10

ARTICLE FOUR EXERCISE OF WARRANTS		11
4.1	Method of Exercise of Warrants	11
4.2	Effect of Exercise of Warrants	12
4.3	Partial Exercise of Warrants	12
4.4	No Fractional Shares or Warrants	12
4.5	Accounting and Recording	12
4.6	Cancellation of Surrendered Warrants	13
4.7	Expiration of Warrants	13
4.8	Share Certificates	13

ARTICLE FIVE ADJUSTMENT OF EXERCISE NUMBER		14
5.1	Definitions	14
5.2	Adjustment of Exercise Number	14
5.3	Subscription Rights Adjustment Rules	17
5.4	Postponement of Subscription	18
5.5	Notice of Certain Events	19
5.6	Protection of Trustee	19
5.7	Proceedings Prior to Any Action Requiring Adjustment	19

ARTICLE SIX RIGHTS AND COVENANTS		19
6.1	Purchase of Warrants	19
6.2	General Covenants of the Corporation	20
6.3	Trustee’s Remuneration and Expenses	21
6.4	No Dividends or Distributions	21
6.5	Performance of Covenants by Trustee	21

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ARTICLE SEVEN ENFORCEMENT		21
7.1	Suits by Warrantholders	21
7.2	Immunity of Shareholders, Directors and Officers	22
7.3	Limitation of Liability	22

ARTICLE EIGHT MEETINGS OF WARRANTHOLDERS		22
8.1	Right to Convene Meetings	22
8.2	Notice	22
8.3	Chairman	22
8.4	Quorum	23
8.5	Power to Adjourn	23
8.6	Show of Hands	23
8.7	Poll	23
8.8	Voting	23
8.9	Regulations	24
8.10	Corporation and Trustee may be Represented	24
8.11	Powers Exercisable by Extraordinary Resolution	24
8.12	Meaning of “Extraordinary Resolution”	25
8.13	Powers Cumulative	26
8.14	Minutes	26
8.15	Instruments in Writing	26
8.16	Binding Effect of Resolutions	27
8.17	Holdings by Corporation Disregarded	27

ARTICLE NINE SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES		27
9.1	Provision for Supplemental Indentures for Certain Purposes	27
9.2	Correction of Manifest Errors	28
9.3	Amending Adjustment Provisions	28
9.4	Successor Companies	28

ARTICLE TEN CONCERNING THE TRUSTEE		29
10.1	Trust Indenture Legislation	29
10.2	Rights and Duties of Trustee	29
10.3	Evidence, Experts and Advisers	30
10.4	Securities, Documents and Monies Held by Trustee	30
10.5	Action by Trustee to Protect Interests	30
10.6	Trustee not Required to Give Security	31
10.7	Protection of Trustee	31
10.8	Indemnification	32
10.9	Replacement of Trustee	32
10.10	Conflict of Interest	33
10.11	Acceptance of Trust	33
10.12	Trustee not to be Appointed Receiver	33
10.13	Third Party Interests	33
10.14	Compliance with Money Laundering Legislation	33
10.15	Compliance with Privacy Laws	33

ARTICLE ELEVEN GENERAL		34
11.1	Notice to Corporation and Trustee	34
11.2	Notice to Warrantholders	35
11.3	Satisfaction and Discharge of Indenture	35
11.4	Sole Benefit of Parties and Warrantholders	35
11.5	Discretion of Directors	36
11.6	Counterparts and Formal Date	36

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SCHEDULE “A”	1

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THIS WARRANT INDENTURE dated as of February 2, 2006,

BETWEEN:

VISTA GOLD CORP., a corporation continued under the laws of the Yukon Territory, having an office at Suite 5, 7961 Shaffer Parkway, Littleton, Colorado, U.S.A. 80127

(the “Corporation”)

AND:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company organized under the laws of Canada, having an office at 510 Burrard Street, Vancouver, British Columbia, V6C 3B9

(the “Trustee”)

WITNESSES THAT WHEREAS:

A.                                                                                   the Corporation proposes to create and issue up to 649,684 Warrants exercisable by the holders thereof on the terms hereinafter set forth for the acquisition of common shares in the capital of the Corporation;

B.                                                                                     the Corporation is duly authorized to create and issue the Warrants to be issued as herein provided;

C.                                                                                     all things necessary have been done and performed to make the Warrants, when certified by the Trustee and issued and delivered as provided in this Indenture, legal, valid and binding upon the Corporation with the benefits of and subject to the terms of this Indenture; and

D.                                                                                    the Trustee has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Warrants from time to time issued pursuant to this Indenture;

NOW THEREFORE in consideration of the premises and the covenants of the parties, the Corporation hereby appoints the Trustee as trustee for the Warrantholders, to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Warrants from time to time issued pursuant to this Indenture and it is hereby agreed and declared as follows:

ARTICLE ONE

INTERPRETATION

1.1                                                                               Definitions

In this Indenture and in the recitals and schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following phrases and words shall have the following meanings:

(a)                                  “Applicable Legislation” means the provisions of any statute of Canada or a province thereof, and the regulations under any such statute, relating to trust indentures or the rights, duties or obligations of corporations and trustees under trust indentures as are from time to time in force and applicable to this Indenture;

(b)                                 “board” means the Board of Directors of the Corporation;

(c)                                  “business day” means a day that is not a Saturday, Sunday, or civic or statutory holiday in the City of Vancouver, British Columbia;

(d)                                 “Corporation” means Vista Gold Corp. and its lawful successors from time to time as provided for in section 9.4;

(e)                                  “Corporation’s auditors” means the firm of chartered accountants duly appointed as auditors of the Corporation from time to time;

(f)                                    “Convertible Security” means a security of the Corporation (other than the Warrants) or any other issuer convertible into or exchangeable for or otherwise carrying the right to acquire Shares;

(g)                                 “Co-transfer Agent” has the meaning given in section 2.1;

(h)                                 “counsel” means a barrister or solicitor (who may be an employee of the Corporation) or a firm of barristers and solicitors (who may be counsel for the Corporation) in both cases acceptable to the Trustee;

(i)                                     “Current Market Price” of the Shares at any date means the weighted average trading price of the Shares on the Toronto Stock Exchange or the American Stock Exchange as may be selected for that purpose by the board or, if the Shares are not then listed on the Toronto Stock Exchange or the American Stock Exchange, on such other Canadian or United States stock exchange as may be selected for that purpose by the board, or, if the Shares are not then listed on any Canadian or United States stock exchange, in the over-the-counter market, during the ten most recent consecutive trading days ending on a date not earlier than the fifth trading day before such date; provided that the weighted average trading price shall be determined by dividing that aggregate sale price of all Shares sold on the said exchange or market, as the case may be, during the said ten consecutive trading days by the total number of Shares so sold; and provided further that, if the Shares are not listed and posted for trading on any stock exchange in Canada or the United States or traded in the over-the-counter market, the Current Market Price shall be determined by the board of directors in accordance with generally accepted accounting principles;

(j)                                     “director” means a director of the Corporation for the time being, and reference without more to action by the directors means action by the directors of the Corporation as a board or, whenever duly empowered, action by an executive committee of the board, in each case by resolution duly passed;

(k)                                  “dividends” means dividends or distributions (payable in cash or in securities, property or assets of equivalent value) declared payable on the Shares;

(l)                                     “dividends paid in the ordinary course” means such dividends or distributions declared payable on a Share in any fiscal year of the Corporation to the extent that such dividends or distributions in the aggregate do not exceed 5% of the applicable Exercise Price and for such purposes the amount of any dividends or distributions paid in other than cash or shares shall be the fair market value of such dividends or distributions as determined by the directors;

(m)                               “Exercise Date” with respect to any Warrant means the date on which the Warrant Certificate evidencing such Warrant is duly surrendered in accordance with the provisions of section 4.1;

(n)                                 “Exercise Number” at any time, means that number of Shares that Warrantholders are entitled to receive from time to time for each Warrant held upon exercise of the rights attached to the Warrant as that number may be adjusted by Article Five hereof and that number, as at the date hereof, is equal to one Share for each Warrant;

(o)                                 “Exercise Price” has the meaning given in section 2.2;

(p)                                 “Exercise Period” means the period commencing on the date the Warrants are issued in accordance with Section 2.1 and ending at 4:30 p.m. (Vancouver time) on the Expiry Date;

(q)                                 “Expiry Date” means February 2, 2008;

(r)                                    “Extraordinary Resolution” has the meaning given in sections 8.12 and 8.15;

(s)                                  “person” means an individual, a corporation, a partnership, a trust or any unincorporated organization, and words importing persons have a similar meaning;

(t)                                    “Provinces” means the provinces of British Columbia and Ontario;

(u)                                 “Registrar” means a registrar, from time to time, of the Warrants appointed pursuant to subsection 3.4(1);

(v)                                 “Registration Notice” has the meaning given in section 2.3(2);

(w)                               “Registration Statement” means a registration statement under the U.S. Securities Act relating to the Shares pursuant to the terms of the subscription agreements of even date between the Corporation and purchasers of units of the Corporation, each unit comprised of one Share and one Warrant;

(x)                                   “Regulation S” means Regulation S under the U.S. Securities Act;

(y)                                 “Securities Commissions” means, collectively, the United States Securities and Exchange Commission and the securities commission or other securities regulatory authority under each of the applicable Securities Laws of the Provinces;

(z)                                   “Securities Laws” means, collectively, the applicable securities laws of each of Canada, the United States, the Provinces and the respective regulations made and forms prescribed thereunder together with all applicable published rules, policy statements, notices, blanket orders and rulings of the Securities Commissions;

(aa)                            “Shares” means fully paid and non-assessable common shares without par value in the capital of the Corporation, provided that if the exercise rights are subsequently adjusted or altered pursuant to subsection 5.2(4) or (5), “Shares” shall thereafter mean the shares or other securities or property that a Warrantholder is entitled to on an exchange after the adjustment;

(bb)                          “shareholder” means an owner of record of one or more Shares or shares of any other class or series of the Corporation;

(cc)                            “subsidiary of the Corporation” means a corporation, more than 50% of the outstanding voting shares of which are owned, directly or indirectly, other than by way of security only, by the Corporation or by one or more subsidiaries of the Corporation; and, as used in this definition, “voting shares” means shares of a class or classes ordinarily entitled to vote for the election of a majority of the directors of a corporation irrespective of whether or not shares of any other class or classes shall have or might have the right to vote for directors by reason of the happening of any contingency;

(dd)                          “this Warrant Indenture”, “this Indenture”, “herein”, “hereby” and similar expressions mean or refer to this Warrant Indenture and any indenture, deed or instrument supplemental or ancillary hereto; and the expressions “Article”, “section”, “subsection”, “paragraph” or “clause” followed by a number or letter mean and refer to the specified Article, section, subsection, paragraph or clause of this Indenture;

(ee)                            “trading day” with respect to a stock exchange means a day on which Shares may be traded through the facilities of such stock exchange, and with respect to the over-the-counter market means a day on which Shares may be traded through facilities of such over-the-counter market;

(ff)                                “Transfer Agent” means the transfer agent for the time being of the Shares;

(gg)                          “Trustee” means Computershare Trust Company of Canada, or any lawful successor thereto in the trusts hereby created including through the operation of section 10.9;

(hh)                          “United States” means the United States as that term is defined in Regulation S;

(ii)                                  “U.S. Person” means a U.S. Person as that term is defined in Regulation S;

(jj)                                  “U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(kk)                            “Warrant Certificates” means certificates substantially in the form attached as Schedule “A” hereto or such other form as may be approved under subsection 2.3(1) evidencing Warrants;

(ll)                                  “Warrantholders” or “holders” means the registered holders of Warrants;

(mm)                      “Warrantholders’ Request” means an instrument signed in one or more counterparts by a Warrantholder or Warrantholders entitled to purchase, in the aggregate, not less than 25% of the aggregate number of Shares that could be acquired pursuant to all the Warrants then unexercised and outstanding requesting the Trustee to take some action or proceeding specified therein;

(nn)                          “Warrants” means the warrants authorized to be created by the Corporation under section 2.1 and issued and certified under this Indenture entitling the holders thereof to acquire Shares and includes warrants and rights evidenced by Warrant Certificates; and

(oo)                          “written order of the Corporation”, “written direction of the Corporation”, “written request of the Corporation”, “written consent of the Corporation” and “certificate of the Corporation” mean respectively a written order, request, consent and certificate signed in the name of the Corporation by any one director or officer and may consist of one or more instruments so executed.

1.2                                                                                 Words Importing the Singular and Gender

Words importing the singular include the plural and vice versa and words importing a particular gender include all genders.

1.3                                                                                 Interpretation Not Affected by Headings

The division of this Indenture into Articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4                                                                                 Day Not a Business Day

In the event that the Expiry Date or any day on or before which any action is required to be taken hereunder is not a business day, then the Expiry Date shall be on or the action shall be required to be taken on or before the next succeeding day that is a business day.

1.5                                                                                 Time of the Essence

Time shall be of the essence in all respects in this Indenture, the Warrants and the Warrant Certificates.

1.6                                                                                 Currency

Except as otherwise stated, all dollar amounts herein are expressed in lawful money of the United States.

1.7                                                                                 Applicable Law

This Indenture, the Warrants and the Warrant Certificates shall be governed by, construed and enforced in accordance with the laws of the Province of British Columbia and shall be treated in all respects as British Columbia contracts.

1.8                                                                                 English Language

The parties hereto have declared that they have required that this Indenture and all other documents related hereto be in the English language.

Les parties aux présentes déclarent qu’elles ont exigé que la présente convention, de même que tous les documents s’y rapportant, soient rédigés en anglais.

1.9                                                                                 Meaning of “outstanding” for Certain Purposes

Except as provided in section 4.7, every Warrant Certificate certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it has been surrendered to the Trustee pursuant to this Indenture, provided however that:

(a)                                  where the number of Warrants that has been exercised is less than the number represented by a Warrant Certificate surrendered in connection with the exercise, only the unexercised Warrants shall be deemed to be outstanding;

(b)                                 where a Warrant Certificate has been issued in substitution for a Warrant Certificate that has been lost, stolen or destroyed, only the latest Warrant Certificate issued shall be counted for the purpose of determining the Warrants outstanding; and

(c)                                  for the purpose of any provision of this Indenture entitling holders of outstanding Warrants to vote, sign consents, requests or other instruments or take any other action under this Indenture, Warrants owned legally or equitably by the Corporation or any subsidiary of the Corporation shall be disregarded, except that:

(i)                                     for the purpose of determining whether the Trustee shall be protected in relying on any vote, consent, request or other instrument or other action, only the Warrants of which the Trustee has notice that they are so owned shall be so disregarded; and

(ii)                                  Warrants so owned that have been pledged in good faith other than to the Corporation or any subsidiary of the Corporation shall not be so disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to vote the Warrants in the pledgee’s discretion free from the control of the Corporation or any subsidiary of the Corporation pursuant to the terms of the pledge.

ARTICLE TWO

ISSUE OF WARRANTS

2.1                                                                                 Creation and Issue of Warrants

A total of up to 649,684 Warrants, each entitling the holder thereof to acquire from the Corporation on exercise thereof, subject to adjustment as provided for in section 2.2 and Article Five, one Share, are hereby authorized to be created and issued by the Corporation upon the terms and conditions herein set forth and the Warrant Certificates shall be executed by the Corporation and certified by or on behalf of the Trustee, or by such other person as the Corporation may from time to time appoint with the approval of the Trustee (hereinafter referred to as the “Co-transfer Agent”), upon the written direction of the Corporation and delivered by the Trustee in accordance with section 2.3.

2.2                                                                                 Terms of Warrants

(1)                                  Subject to the provisions of Articles Four and Five, each of the Warrants issued under section 2.1 shall entitle the holder thereof to acquire from the Corporation, the number of Shares equal to the Exercise Number at any time during the Exercise Period, at an exercise price of U.S.$6.00 per Warrant (the “Exercise Price”).

(2)                                  Fractional Warrants shall not be issued or otherwise provided for.

2.3                                                                                 Warrant Certificates

(1)                                  Warrants shall be issued in registered form only and shall be evidenced only by Warrant Certificates, which shall be substantially in the form attached as Schedule “A” hereto, with such additions, variations or omissions as may be permitted by the provisions of this Indenture or may from time to time be agreed upon between the Corporation and the Trustee, shall be dated as of the date of the receipt by the Trustee of the written direction referred to in section 2.1 above (regardless of their actual dates of issue), shall bear such legends and distinguishing letters and numbers as the Corporation shall, with the approval of the Trustee, prescribe, and shall be issuable in any denomination excluding fractions.

(2)                                  Each Warrant Certificate as well as all certificates issued in exchange for or in substitution of the foregoing securities shall bear a legend to the following effect (the “Warrant Legend”):

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 3, 2006.

NEITHER THIS CERTIFICATE NOR THE SECURITIES REPRESENTED HEREBY NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITIES, NOR ANY INTEREST IN OR RIGHTS UNDER SAME, HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE, AND NEITHER THIS CERTIFICATE NOR THE SECURITIES REPRESENTED HEREBY NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITIES, NOR ANY INTEREST IN OR RIGHTS UNDER SAME, MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) RECEIPT BY THE CORPORATION OF AN ACCEPTABLE LEGAL OPINION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE CORPORATION OTHERWISE SATISFYING ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”,

except that all Warrant Certificates issued after June 2, 2006 will not bear the first paragraph of the Warrant Legend and if the Corporation provides the Trustee with a written notice advising the Trustee that the Registration Statement has been filed with and declared effective by the United States Securities and Exchange Commission (such notice, the “Registration Notice”), all Warrant Certificates issued after the receipt by the Trustee of the Registration Notice will bear a Warrant Legend with the second paragraph thereof revised to read in its entirety as follows:

“NEITHER THIS CERTIFICATE NOR THE SECURITIES REPRESENTED HEREBY, NOR ANY INTEREST IN OR RIGHTS UNDER SAME, HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE, AND NEITHER THIS CERTIFICATE NOR THE SECURITIES REPRESENTED HEREBY, NOR ANY INTEREST IN OR

RIGHTS UNDER SAME, MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) RECEIPT BY THE CORPORATION OF AN ACCEPTABLE LEGAL OPINION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE CORPORATION OTHERWISE SATISFYING ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”.

(3)                                  The Trustee shall maintain and make available to the Corporation lists of all persons who are entitled to Warrant Certificates, and the Trustee shall mail or deliver Warrant Certificates evidencing whole Warrants to those persons or as directed by the Corporation.

2.4                                                                                 Issue in Substitution for Lost Warrants

(1)                                  If a Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law and to subsection 2.4(2), shall issue and thereupon the Trustee shall countersign or certify and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender of and in place of and upon cancellation of the mutilated Warrant Certificate or in lieu of and in substitution for the lost, destroyed or stolen Warrant Certificate and the substituted Warrant Certificate shall be in a form approved by the Trustee and shall be entitled to the benefit hereof, rank equally in accordance with its terms with all other Warrant Certificates issued or to be issued hereunder and will bear the same legends as the Warrant Certificate being replaced.

(2)                                  The applicant for the issue of a new Warrant Certificate pursuant to this section 2.4 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Trustee in their discretion, and if required, furnish an indemnity and surety bond in amount and form satisfactory to them in their discretion, and pay the reasonable charges of the Corporation and the Trustee in connection therewith.

2.5                                                                                 Warrantholder not a Shareholder

Nothing in this Indenture or in the holding of a Warrant evidenced by a Warrant Certificate, or otherwise, shall be construed as conferring upon a Warrantholder any right or interest whatsoever as a shareholder of the Corporation, including but not limited to the right to vote at, to receive notice of, or to attend meetings of shareholders or any other proceedings of the Corporation or the right to receive any dividend and other distribution.

2.6                                                                                 Warrants to Rank Pari Passu

Except as otherwise provided herein, a Warrant shall rank pari passu with all other Warrants issued under this Indenture, whatever may be the actual date of issue of the Warrant Certificates that evidence them.

2.7                                                                                 Signing of Warrant Certificates

The Warrant Certificates shall be signed by any one director or officer of the Corporation and need not be under the seal of the Corporation.  The signatures of any of the director or officer may be mechanically reproduced in facsimile and Warrant Certificates bearing those facsimile signatures shall be binding upon the Corporation as if they had been manually signed by the director or officer.  Notwithstanding that any of the persons whose manual or facsimile signature appears on any Warrant Certificate as an officer or director may no longer hold office at the date of the Warrant Certificate or at the date of certification or delivery thereof, any Warrant Certificate signed as aforesaid shall, subject to section 2.8, be valid and binding upon the Corporation.

2.8                                                                                 Certification by the Trustee or Co-transfer Agent

(1)                                  The Trustee shall certify Warrant Certificates upon the written direction of the Corporation.  No Warrant Certificate shall be issued or, if issued, shall be valid or entitle the holder to the benefit hereof until it has been certified by manual signature by or on behalf of the Trustee, or by manual signature by the Co-transfer Agent, substantially in the form approved by the Corporation and the Trustee and the certification by the Trustee or by the Co-transfer Agent upon any Warrant Certificate shall be conclusive evidence as against the Corporation that the Warrant Certificate so certified has been duly issued hereunder and that the holder is entitled to the attributes and characteristics of the Warrants provided for in this Indenture.

(2)                                  The certification of the Trustee or of the Co-transfer Agent on Warrant Certificates issued hereunder shall not be construed as a representation or warranty by the Trustee or by the Co-transfer Agent as to the validity of this Indenture or of the Warrant Certificates (except the due certification thereof) and the Trustee or the Co-transfer Agent shall in no respect be liable or answerable for the use made of the Warrants or any of them or of the consideration therefor, except as otherwise specified herein.

ARTICLE THREE

EXCHANGE AND OWNERSHIP OF WARRANTS

3.1                                                                                 Exchange of Warrants

(1)                                  Upon the request of a Warrantholder one or more Warrant Certificates may, upon compliance with the reasonable requirements of the Trustee, be exchanged for one or more Warrant Certificates of different denominations evidencing, in the aggregate, the same number of Warrants as the Warrant Certificate or Warrant Certificates being exchanged.

(2)                                  Warrants may be exchanged only at the principal transfer offices of the Trustee in the Cities of Vancouver or Toronto, or at the principal transfer office of the Co-transfer Agent designated by the Corporation or at any other place that is designated by the Corporation with the approval of the Trustee.  Any Warrant Certificates tendered for exchange shall be surrendered to the Trustee or to its agent or the Co-transfer Agent and, upon issuance of new Warrants in exchange therefor, cancelled. The Corporation shall sign all Warrant Certificates necessary to carry out exchanges as aforesaid and those Warrant Certificates shall be certified by or on behalf of the Trustee.

3.2                                                                                 Charges for Exchange or Transfer

For each Warrant transferred or Warrant Certificate exchanged, the Trustee or the Co-transfer Agent except as otherwise herein provided, may charge a reasonable sum in respect of each Warrant transferred or Warrant Certificate exchanged.  The party requesting the transfer or exchange, as a condition precedent thereto, shall pay such charges and shall pay or reimburse the Trustee, the Co-transfer Agent or the Corporation for all exigible transfer taxes or governmental or other similar transfer charges required to be paid in connection therewith.

3.3                                                                                 Ownership of Warrants

The Corporation and the Trustee and their respective agents may deem and treat the person whose name any Warrant is registered as the absolute owner of that Warrant for all purposes, and the Corporation and the Trustee and their respective agents shall not be affected by any notice or knowledge to the contrary except as required by statute or by order of a court of competent jurisdiction.  The registered holder of any Warrant shall be entitled to the rights evidenced by that Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt from any holder for the Shares, Warrants or monies obtainable pursuant thereto shall be a good discharge to the Corporation and the Trustee for the same and neither the Corporation nor the Trustee shall be bound to inquire into the title of any such registered holder.

3.4                                                                                 Registration and Transfer of Warrants

(1)                                  The Corporation hereby appoints the Trustee as registrar of the Warrants.  The Corporation may hereafter, with the consent of the Trustee, appoint one or more other additional registrars of the Warrants, including any Co-transfer Agent.

(2)                                  The Corporation shall cause a register to be kept by the Trustee, and the Trustee agrees to maintain such a register, at its principal transfer office in the cities of Vancouver and Toronto, in which shall be entered alphabetically the names and addresses of the holders of Warrants and other particulars of the Warrants held by them respectively and all transfers of Warrants and the date and other particulars of each transfer.  Such registration shall be noted on the Warrant Certificates by the Trustee or other Registrar.  The Corporation shall also cause a branch register containing the foregoing information to be maintained by the Trustee in such other place or places as the Corporation with the approval of the Trustee may designate.

(3)                                  No transfer of a Warrant shall be valid unless made on any one of the registers upon surrender of the Warrant Certificate to the Trustee or other Registrar accompanied by a written instrument of transfer in form satisfactory to the Trustee or other Registrar executed by the registered holder or his executors, administrator or other legal representatives or his attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other Registrar and upon compliance with such reasonable requirements as the Trustee or other Registrar may prescribe.

(4)                                  The registers referred to in this section 3.4 shall at all reasonable times be open for inspection by the Corporation, by the Trustee and by any Warrantholder.

(5)                                  The registered holder of a Warrant may at any time and from time to time have the registration of the Warrant transferred from the register in which the registration thereof appears to another authorized register upon compliance with such reasonable requirements as the Trustee or other Registrar may prescribe.

(6)                                  Subject to subsection 3.4(7), the holder of a Warrant may at any time and from time to time have the Warrant transferred at any of the places at which a register of transfers is kept pursuant to this section 3.4 in accordance with the conditions herein, such reasonable requirements as the Registrar may prescribe and all applicable securities legislation and requirements of regulatory authorities, provided however that the transfer of Warrants shall be accompanied by a transfer form.

(7)                                  Except as required by law, neither the Trustee nor any other Registrar nor the Corporation shall be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Warrant and may transfer any Warrant on the written direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

(8)                                  The register required to be kept in the Cities of Vancouver and Toronto shall not be closed at any time.  In the event that an office of the Trustee or a Co-transfer Agent in any place is closed, notice of the closing shall be given, in the manner provided in section 11.2, to the Warrantholders.

(9)                                  The Trustee and every other Registrar shall from time to time, when requested by the Corporation, or by the Trustee furnish the Corporation, or the Trustee, as the case may be, with a list of names and addresses of the holders of Warrants entered on the register kept by such Trustee or other Registrar showing the number of Warrants held by each such holder.

ARTICLE FOUR

EXERCISE OF WARRANTS

4.1                                                                                 Method of Exercise of Warrants

(1)                                  The holder of any Warrants may, during the Exercise Period, exercise the right thereby conferred to acquire Shares by surrendering to the Trustee at its principal transfer office in the Cities of Vancouver or Toronto, or at any other place or places that may be designated by the Corporation with the approval of the Trustee, or to the Co-transfer Agent at its principal transfer office designated by the Corporation, a Warrant Certificate or Warrant Certificates representing the Warrants held by such holder that are to be exercised, together with: (i) a duly completed and executed exercise form in the form set out in Appendix ”A” to Schedule “A” hereto; and (ii) a certified cheque, bank draft or money order in lawful money of the United States payable to or to the order of the Corporation in an amount equal to the Exercise Price multiplied by the number of Warrants being exercised.  The Warrants shall only be deemed to have been surrendered upon personal delivery thereof to, or if sent by mail or other means of transmission upon actual receipt thereof by, the Trustee or the Co-transfer Agent at the office specified in this section.  Any such exercise shall be subject to the holder providing such assurances and executing such documents as may, in the reasonable opinion of the Corporation or the Trustee or the Co-transfer Agent, be required to ensure compliance with all applicable securities legislation.

(2)                                  Any exercise form delivered pursuant to subsection 4.1(1) shall be signed by the Warrantholder or the Warrantholder’s executors or administrators or other legal representatives or an attorney of the Warrantholder duly appointed by an instrument in writing satisfactory to the Trustee or the Co-transfer Agent, as the case may be.  The exercise form attached to the Warrant Certificate shall specify the number of Warrants being exercised, the person or persons in whose name or names the Shares to be issued upon exercise are to be issued, the person’s or persons’ address or addresses and the number of Shares to be issued to each person if more than one is so specified.  If any of the Shares to be acquired are to be issued to a person or persons other than the Warrantholder, the Warrantholder shall pay to the Trustee or to its agent all exigible transfer taxes or governmental or other charges required to be paid in respect of the transfer of the Shares and the Corporation will not be required to issue or deliver any certificate evidencing any Shares unless or until that amount has been so paid or the Warrantholder has established to the satisfaction of the Corporation that the taxes and charges have been paid or that no taxes or charges are owing.

(3)                                  If at the time of exercise of the Warrants there remain restrictions on resale under applicable Securities Laws on the Shares acquired, the Corporation may, on the advice of counsel, endorse the certificates representing the Shares and Warrants with respect to those restrictions.

(4)                                  The Trustee shall record the particulars of the Warrants exercised which particulars shall include the names and addresses of the persons who become holders of Shares, if any, on exercise, the Exercise Date and the Exercise Price.  Within five business days of each Exercise Date, the Trustee shall provide such particulars in writing to the Corporation and the Transfer Agent.

4.2                                                                                 Effect of Exercise of Warrants

(1)                                  Upon exercise of the Warrants in accordance with section 4.1, and subject to sections 2.2, 4.3, 4.4, and 5.4, the Corporation shall cause the holder thereof to be entered forthwith on its register of shareholders as the holder of the Shares and the Shares so acquired shall be deemed to have been issued, and the person or persons to whom those Shares are to be issued shall be deemed to have become the shareholder or shareholders of record of the Shares on the Exercise Date unless the register of the Corporation shall be closed on that date, in which case the Shares so acquired shall be deemed to be issued and the person or persons shall be deemed to become the shareholder or shareholders of record of the Shares on the date on which the register is reopened and the Shares shall be issued on the later date.

(2)                                  Upon the due exercise of the Warrants as aforesaid, the Corporation shall, forthwith cause to be delivered to the Trustee as agent for the person or persons in whose name or names the Shares and Warrants so acquired are to be issued as specified in the exercise forms attached to the Warrant Certificates, certificates for the appropriate number of Shares that the Warrantholders are entitled to pursuant to the Warrants surrendered.  Upon receipt by the Trustee of such certificates the Trustee shall cause such certificates to be delivered forthwith in accordance with the written delivery instructions of the holder, or in the absence of such instructions, by registered mail without charge therefor, to the person or persons in whose name or names the Shares have been issued at the addresses specified in the exercise forms.

4.3                                                                                 Partial Exercise of Warrants

A Warrantholder may exercise any number of Warrants up to the aggregate number of Warrants represented by the Warrant Certificates surrendered.  In the event of any exercise of a number of Warrants less than the number which the holder is entitled to exercise, the holder of the Warrants upon such exercise shall be entitled to receive, without charge therefor, a new Warrant Certificate in respect of the balance of the Warrants represented by the surrendered Warrant Certificate and which were not then exercised and the Trustee shall issue a new Warrant Certificate upon surrender of such Warrant Certificate, if satisfied that the new Warrant Certificate is properly issuable.

4.4                                                                                 No Fractional Shares or Warrants

Notwithstanding anything herein contained including any adjustment provided for in section 2.2 or Article Five, the Corporation shall not be obliged to issue any fractional Shares or to distribute certificates which evidence fractional Shares upon the exercise of one or more Warrants. To the extent that the holder of one or more Warrants would otherwise have been entitled to receive on the exercise or partial exercise thereof a fraction of a Share that holder may exercise that right in respect of the fraction only in combination with other Warrants that in the aggregate entitle the holder to acquire a whole number of Shares.  If not so exercised, the Corporation shall not pay any amounts to the holder in satisfaction of the right to otherwise have received a fraction of a Share.

4.5                                                                                 Accounting and Recording

The Trustee shall record the particulars of the Warrants exercised, including the name or names and addresses of the persons who become holders of Shares and Warrants on exercise and the Exercise

Date.  Within three business days of each Exercise Date, the Trustee shall provide those particulars in writing to the Corporation.

4.6                                                                                 Cancellation of Surrendered Warrants

All Warrant Certificates surrendered to the Trustee shall be cancelled by the Trustee and, upon request therefor of the Corporation, the Trustee shall furnish the Corporation with a certificate identifying the Warrant Certificates so cancelled and the number of Shares and Warrants which have been issued pursuant to each.

4.7                                                                                 Expiration of Warrants

After the expiry of the Exercise Period, all rights under any Warrant in respect of which the right of subscription and payment herein and therein provided for shall not theretofore have been exercised shall wholly cease and terminate and the Warrant shall be void and of no effect.

4.8                                                                                 Share Certificates

Certificates representing Shares issued upon the exercise of Warrants shall bear the following legend (the “Share Legend”), except that all certificates representing Shares issued after June 2, 2006 will not bear the first and second paragraphs of the Share Legend and if the Corporation provides the Trustee with a Registration Notice, all certificates representing Shares issued after the receipt by the Trustee of the Registration Notice will not bear the third paragraph of the Share Legend:

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 3, 2006.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAW.  NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) RECEIPT BY THE CORPORATION OF AN ACCEPTABLE LEGAL OPINION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE CORPORATION OTHERWISE SATISFYING ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”

The Trustee may remove the Share Legend (or any portion thereof) on any particular certificate if:

(a)                                  in the event that the Shares represented by the certificate are being sold (1) to the Corporation, or (2) in accordance with Rule 144 under the U.S. Securities Act or (3) pursuant to a registration statement filed with and declared effective by the United States Securities and Exchange Commission, the Trustee receives an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend (or portion thereof) is no longer required under applicable requirements of the U.S. Securities Act or state securities laws; or

(b)                                 otherwise, the Trustee receives an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation that such legend (or portion thereof) is no longer required under applicable Securities Laws.

ARTICLE FIVE

ADJUSTMENT OF EXERCISE NUMBER

5.1                                                                                 Definitions

In this Article the terms “record date” and “effective date” where used herein shall mean 4:30 p.m. (Vancouver time) on the relevant date.

5.2                                                                                 Adjustment of Exercise Number

The Exercise Number (or the number and kind of Shares or securities to be received upon exercise in the case of subsections 5.2(4) and 5.2(5) below) shall be subject to adjustment from time to time in the events and in the manner provided in section 5.3 and as follows:

(1)                                  If during the Exercise Period the Corporation:

(a)                                  fixes the record date for the issue, or issues to, all or substantially all of the holders of the Shares by way of a stock dividend or otherwise Shares or Convertible Securities, other than (i) the issue from time to time of Shares or Convertible Securities by way of stock dividend to shareholders who elect to receive Shares or Convertible Securities in lieu of cash dividends in the ordinary course or pursuant to a dividend reinvestment plan or (ii) as dividends paid in the ordinary course; or

(b)                                 subdivides or redivides its outstanding Shares into a greater number of Shares; or

(c)                                  combines, consolidates or reduces its outstanding Shares into a smaller number of Shares

(any of those events being herein called a “Share Reorganization”),

the Exercise Number shall be adjusted effective immediately after the record date at which the holders of Shares are determined for the purposes of the Share Reorganization or the effective date of the Share Reorganization if no record date is fixed to a number that is the product of (1) the Exercise Number in effect on the record date and (2) a fraction:

(i)                                     the numerator of which shall be the number of Shares outstanding after giving effect to the Share Reorganization; and

(ii)                                  the denominator of which shall be the number of Shares outstanding on the record date, or effective date if no record date is fixed, before giving effect to the Share Reorganization.

For the purposes of determining the number of Shares outstanding at any particular time for the purpose of this subsection 5.2(1) there shall be included that number of Shares which would have resulted from the conversion at that time of all outstanding Convertible Securities.

(2)                                  If during the Exercise Period the Corporation fixes a record date for the issuance of rights, options or warrants to all or substantially all the holders of the Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Shares or Convertible Securities within a period of not more than 45 days from such record date at a price per share, or at a conversion price per share, of less than 95% of the Current Market Price on such record date (any such issuance being herein called a “Rights Offering” and Shares that may be acquired in exercise of the Rights Offering, or upon conversion of the Convertible Securities offered by the Rights Offering, being herein called the “Offered Shares”), the Exercise Number shall be adjusted effective immediately after the applicable record date to an Exercise Number that is the product of (1) the Exercise Number in effect on the record date and (2) a fraction:

(i)                                     the numerator of which shall be the sum of (a) the number of Shares outstanding on the record date plus (b) the number of Offered Shares offered pursuant to the Rights Offering or the maximum number of Offered Shares into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be; and

(ii)                                  the denominator of which shall be the sum of:

(A)                              the number of Shares outstanding on the record date; and

(B)                                the number arrived at when (I) either the product of (a) the number of Offered Shares so offered and (b) the price at which such Offered Shares are offered, or the product of (c) the conversion price of the Offered Shares so offered and (d) the maximum number of Offered Shares for or into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be, is divided by (II) the Current Market Price of the Shares on the record date for the Rights Offering.

If by the terms of the rights, options, or warrants referred to in this subsection 5.2(2), there is more than one purchase, conversion or exchange price per Offered Share, the aggregate price of the total number of additional Offered Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the Convertible Securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Offered Share, as the case may be.  Any Offered Shares owned by or held for the account of the Corporation or a subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; if all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Number shall be readjusted to the Exercise Number in effect immediately prior to the record date, and the Exercise Number shall be further adjusted based upon the number of Offered Shares (or Convertible Securities that are convertible into Offered Shares) actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date.

(3)                                  If during the Exercise Period the Corporation issues or distributes to all or substantially all the holders of Shares, (i) shares of any class other than Shares, or (ii) rights, options or warrants to acquire Shares or Convertible Securities other than rights, options or warrants exercisable within 45 days from the date of issue thereof at a price, or at a conversion price, of at least 95% of the Current Market Price at the record date for such distribution, or (iii) evidences of indebtedness, or (iv) any other cash, securities or other property or assets and that issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any of those events being herein called a “Special Distribution”), the Exercise Number shall be adjusted effective immediately after the record date at which the holders of Shares are determined for purposes of the Special Distribution to an Exercise Number that is the product of (1) the Exercise Number in effect on the record date and (2) a fraction:

(i)                                     the numerator of which shall be the product of (I) the sum of the number of Shares outstanding on the record date plus the number of Shares which the Warrantholders would be entitled to receive upon exercise of all their outstanding Warrants if they were exercised on the record date and (II) the Current Market Price thereof on that date; and

(ii)                                  the denominator of which shall be:

(A)                              the product of (I) the sum of the number of Shares outstanding on the record date plus the number of Shares which the Warrantholders would be entitled to receive upon exercise of all their outstanding Warrants if they were exercised on the record date and (II) the Current Market Price thereof on the earlier of such record date and the date on which the Corporation announces its intention to make such distribution;

less

(B)                                the aggregate fair market value, as determined by the board, whose determination shall be conclusive, of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution.

Any Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; to the extent that the distribution of shares, rights, options, warrants, evidences of indebtedness or assets is not so made or to the extent that any rights, options or warrants so distributed are not exercised, the Exercise Number shall be readjusted to the Exercise Number that would then be in effect based upon shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of Shares or Convertible Securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.

(4)                                  If during the Exercise Period there is a reorganization of the Corporation not otherwise provided for in subsection 5.2(1) or a consolidation or merger or amalgamation of the Corporation with or into another body corporate including a transaction whereby all or substantially all of the Corporation’s undertaking and assets become the property of any other corporation through sale, lease, exchange or otherwise (any such event being herein called a “Capital Reorganization”) any holder of a Warrant who has not exercised his right to exchange his Warrant for Shares prior to the effective date of the Capital

Reorganization shall be entitled to receive and shall accept, upon the exercise of his right at any time after the effective date of the Capital Reorganization, in lieu of the number of Shares (and any other securities or properties to which holders are entitled upon exercise of the Warrants) to which he or she was theretofore entitled upon exercise of the Warrant, the aggregate number of shares or other securities or property of the Corporation, or the continuing, successor or purchasing corporation, as the case may be, under the Capital Reorganization that the holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, he or she had been the holder of the number of Shares (and any other securities to which holders are entitled upon exercise of the Warrants) to which immediately before the transaction he or she was entitled upon exercise of the Warrants; no Capital Reorganization shall be carried into effect unless all necessary steps have been taken so that the holders of Warrants shall thereafter be entitled to receive the number of shares or other securities or property of the Corporation, or of the continuing, successor or purchasing corporation, as the case may be, under the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this section 5.2 and in section 5.3.  In addition, if necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Indenture with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants.  Any such adjustments shall be made by and set forth in an indenture supplemental hereto approved by action by the directors and shall for all purposes be conclusively deemed to be an appropriate adjustment.

(5)                                  If the Corporation reclassifies or otherwise changes the outstanding Shares, the exercise right shall be adjusted effective immediately upon the reclassification becoming effective so that holders of Warrants who exercise their rights thereafter shall be entitled to receive such shares as they would have received had the Warrants been exercised immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may reasonably be possible, as those contained in this section 5.2 and in section 5.3.

5.3                                                                                 Subscription Rights Adjustment Rules

The following rules and procedures are applicable to adjustments made pursuant to section 5.2:

(1)                                  The adjustments and readjustments provided for in this Article Five are cumulative and, subject to subsection 5.3(2), apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Exercise Number or the number or kind of shares or securities purchasable hereunder.

(2)                                  No adjustment in the Exercise Number is required unless the adjustment will result in a change of at least 2% in the Exercise Number then in effect provided, however, that any adjustments that, except for the provisions of this subsection 5.3(2) would otherwise have been required to be made, are carried forward and taken into account in any subsequent adjustment.

(3)                                  If at any time after the Exercise Period the Corporation shall take any action affecting the Shares, other than an action described in section 5.2, which in the opinion of the directors would have a material adverse effect upon the rights of Warrantholders, the Exercise Number shall be adjusted in such manner and at such time by action by the directors, in their sole discretion, but subject to the prior written consent of the Toronto Stock Exchange and the American Stock Exchange, as may be equitable in the circumstances.  Failure of the taking of action by the directors so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Shares shall be deemed to be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(4)                                  No adjustment in the Exercise Number shall be made in respect of any event described in paragraph 5.2(1)(a) or subsections 5.2(2) or 5.2(3) if the holders of the Warrants are entitled to participate in the event on the same terms, mutatis mutandis, as if they had exercised their Warrants immediately prior to the effective date or record date of the event.  Any such participation is subject to regulatory approval.

(5)                                  No adjustment in the Exercise Number shall be made pursuant to section 5.2 in respect of the issue of Shares, rights, options or warrants pursuant to:

(a)                                  this Indenture;

(b)                                 the exercise of director, officer and employee options or options granted for services in accordance with the rules of the Toronto Stock Exchange or the American Stock Exchange;

(c)                                  the exercise of special rights to acquire Shares of the Corporation issued to employees of a subsidiary of the Corporation as part of the acquisition by the Corporation of options to acquire securities of such subsidiary held by such employees;

(d)                                 the exercise of Warrants; or

(e)                                  the issuance of Shares by the Corporation pursuant to any agreements in effect as at the date of this Indenture,

and any such issue shall be deemed not to be a Share Reorganization, a Rights Offering or a Special Distribution.

(6)                                  If a dispute at any time arises with respect to adjustments of the Exercise Number, the dispute shall be conclusively determined (as between the Corporation, the Warrantholders, the Trustee and all transfer agents and shareholders of the Corporation) by the auditors of the Corporation or if they are unable or unwilling to act, by such firm of independent chartered accountants as may be selected by the directors and any such determination shall be binding upon the Corporation, the Warrantholders, the Trustee and all transfer agents and shareholders of the Corporation.

(7)                                  If the Corporation sets a record date to determine the holders of Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and thereafter legally abandons its plans to pay or deliver the dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Number shall be required by reason of the setting of the record date.

5.4                                                                                 Postponement of Subscription

In any case where the application of section 5.2 results in an increase of the Exercise Number taking effect immediately after the record date for or occurrence of a specific event, if any Warrants are exercised after that record date or occurrence and prior to completion of the event or of the period for which a calculation is required to be made, the Corporation may postpone the issuance to the holder of the Warrants of the Shares to which the holder is entitled by reason of the increase of the Exercise Number but the Shares shall be so issued and delivered to that holder upon completion of that event or period, with the number of those Shares calculated on the basis of the Exercise Number on the Exercise Date adjusted for completion of that event or period, and the Corporation shall forthwith after the Exercise Date deliver to the person or persons in whose name or names the Shares are to be issued an appropriate instrument evidencing the person’s or persons’ right to receive the Shares.

5.5                                                                                 Notice of Certain Events

(1)                                  Upon the occurrence of any event referred to in sections 5.2 or 5.3 that requires an adjustment in the Exercise Number, the Corporation shall promptly thereafter:

(a)                                  file with the Trustee a certificate of the Corporation specifying the particulars of the event and, if determinable, the adjustment and a computation of the adjustment; and

(b)                                 give notice to the Warrantholders of the particulars of the event and, if determinable, the adjustment.

(2)                                  If notice has been given under subsection 5.5(1) and the adjustment is not then determinable, the Corporation shall promptly after the adjustment is determinable:

(a)                                  file with the Trustee a certificate of the Corporation evidencing the computation of the adjustment; and

(b)                                 give notice to the Warrantholders of the adjustment.

5.6                                                                                 Protection of Trustee

The Trustee shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment contemplated by section 5.2, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same.

5.7                                                                                 Proceedings Prior to Any Action Requiring Adjustment

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Shares which are to be received upon the exercise of the Warrants, the Corporation shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Shares which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

ARTICLE SIX

RIGHTS AND COVENANTS

6.1                                                                                 Purchase of Warrants

(1)                                  The Corporation, when not in default under this Indenture, may purchase in the market, by a private contract, by tender or otherwise, all or any portion of the Warrants in such manner, from such persons and on such terms as the Corporation and such persons may determine.  All Warrants so purchased shall forthwith be delivered to the Trustee and cancelled by it and no Warrants shall be issued in substitution therefor.

(2)                                  If, upon an invitation for tenders, the number of Warrants tendered at the lowest price exceeds the number of Warrants that the Corporation is prepared to accept at that price, the Warrants to be purchased by the Corporation shall be selected by the Trustee by lot, or in any other manner as the Trustee may deem equitable, from the Warrants tendered by each tendering Warrantholder who tendered at such lowest price.  For this purpose, the Trustee may make, and from time to time amend, regulations with respect to the manner in which Warrants may be so selected and regulations so made shall be valid and binding upon all Warrantholders notwithstanding the fact that, as a result thereof, the Warrants held by a holder or represented by a Warrant Certificate become subject to purchase in part only.

6.2                                                                                 General Covenants of the Corporation

The Corporation covenants with the Trustee, for the benefit of the Trustee and the Warrantholders that so long as any Warrants remain outstanding and may be exercised for Shares:

(1)                                  The Corporation will at all times maintain its existence, carry on and conduct its business in a prudent manner in accordance with industry standards and good business practice, keep or cause to be kept proper books of account in accordance with applicable law, and if and whenever required in writing by the Trustee, file with the Trustee copies of all annual financial statements of the Corporation furnished to its shareholders during the term of this Indenture.

(2)                                  The Corporation is duly authorized to create and issue the Warrants to be issued hereunder and the Warrant Certificates when issued and certified as herein provided will be legal, valid and binding obligations of the Corporation.

(3)                                  The Corporation will cause the Shares from time to time subscribed for pursuant to the exercise of the Warrants issued by the Corporation hereunder, in the manner herein provided, to be duly issued in accordance with the Warrants and the terms hereof.

(4)                                  The Corporation will reserve and keep available a sufficient number of Shares for issuance upon the exercise of Warrants issued by the Corporation hereunder.

(5)                                  Upon the exercise by the holder of any Warrant of the right to purchase provided for therein and herein and, upon payment of the Exercise Price applicable thereto for each Share in respect of which the right of purchase is so exercised, all Shares issuable upon the exercise of Warrants shall be issued as fully paid and non-assessable.

(6)                                  The Corporation will cause the certificates representing the Shares from time to time to be acquired pursuant to the exercise of the Warrants in the manner herein provided, to be duly issued and delivered in accordance with the Warrants and the terms hereof.

(7)                                  The Corporation will use commercially reasonable efforts to maintain the listing of the Shares on the Toronto Stock Exchange and the American Stock Exchange, and will take all steps necessary to ensure that the Shares issuable upon exercise of the Warrants will be listed and posted for trading on the Toronto Stock Exchange and American Stock Exchange upon their issue.

(8)                                  The Corporation will use commercially reasonable efforts to maintain its status as a “reporting issuer” under applicable Securities Laws in the Provinces and as a “reporting company” with the United States Securities and Exchange Commission until the Expiry Date and for a period of 12 months thereafter and shall in a timely fashion file or deposit all documents and reports with the relevant securities commissions and similar securities authorities required to be filed or deposited pursuant to the Securities Laws.

(9)                                  The Corporation shall prepare and file under the Securities Laws any documents required to be filed therewith relating to the proposed distribution of Shares to holders of Warrants upon the exercise thereof.

(10)                            Generally, the Corporation will well and truly perform and carry out all the acts or things to be done by it as provided in this Indenture.

(11)                            If the Corporation is a party to any transaction in which the Corporation is not the continuing corporation, the Corporation shall use commercially reasonable efforts to obtain all consents which may be necessary or appropriate under Canadian and United States law to enable the continuing corporation to give effect to the Warrants.

6.3                                                                                 Trustee’s Remuneration and Expenses

The Corporation covenants that it will pay to the Trustee from time to time such reasonable remuneration for its services hereunder as may be agreed upon between the Corporation and the Trustee and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under the trusts hereof have been finally and fully performed, except any expense, disbursement or advance as may arise from the negligence, wilful misconduct or bad faith of the Trustee or of persons for whom the Trustee is responsible.

6.4                                                                                 No Dividends or Distributions

During the Exercise Period, the Corporation shall not pay any dividend or make any distribution to all or substantially all of the holders of Shares or declare any such dividend, or provide for any such distribution, payable to all or substantially all the holders of Shares of record during that period.  Such restrictions shall not apply to stock dividends or distributions in respect of which an adjustment can be made in the Exercise Number pursuant to paragraph 5.2(1)(a) or subsections 5.2(2) or 5.2(3).

6.5                                                                                 Performance of Covenants by Trustee

If the Corporation fails to perform any of its covenants and obligations contained in this Indenture, the Trustee may notify the Warrantholders of the failure on the part of the Corporation or may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Warrantholders.  All sums expended or advanced by the Trustee in so doing shall be repayable as provided in section 6.3.  No performance, expenditure or advance by the Trustee shall be deemed to relieve the Corporation of any default or of its continuing obligations hereunder.

ARTICLE SEVEN

ENFORCEMENT

7.1                                                                                 Suits by Warrantholders

All or any of the rights conferred upon any Warrantholder by any of the terms of the Warrants, the Warrant Certificates or of this Indenture, or both of them, may be enforced by the Warrantholder by appropriate legal proceedings, but without prejudice to the right which is hereby conferred upon the Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of all Warrantholders, subject, in each case, to the provisions of section 8.11.

7.2                                                                                 Immunity of Shareholders, Directors and Officers

The Trustee, and by their acceptance of the Warrant Certificates and as part of the consideration for the issue of the Warrants, the Warrantholders, hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future shareholder, director or officer of the Corporation or of any of the subsidiaries of the Corporation, or any subsidiary of the Corporation, in their capacity as such, for the issue of Shares pursuant to any Warrants or on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Warrant Certificates.

7.3                                                                                 Limitation of Liability

The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors, shareholders, officers, employees or agents of the Corporation or any of the subsidiaries of the Corporation, or any subsidiary of the Corporation, but only the property of the Corporation (or any successor corporation) shall be bound in respect hereof.

ARTICLE EIGHT

MEETINGS OF WARRANTHOLDERS

8.1                                                                                 Right to Convene Meetings

The Trustee may at any time and from time to time and shall on receipt of a written request of the Corporation or of a Warrantholders’ Request, and upon being indemnified and funded to its reasonable satisfaction by the Corporation or by one or more of the Warrantholders signing the Warrantholders’ Request against the costs that may be incurred in connection with the calling and holding of the meeting, convene a meeting of the Warrantholders. In the event of the Trustee failing, within 15 days after receipt of the written request of the Corporation or Warrantholders’ Request and indemnity given as aforesaid, to give notice convening a meeting, the Corporation or the Warrantholders, as the case may be, may convene the meeting. Every meeting shall be held in the City of Vancouver or at such other place as may be approved or determined by the Trustee.

8.2                                                                                 Notice

At least 14 days notice of any meeting shall be given to the Warrantholders in the manner provided in section 11.1(2) and a copy of the notice shall be sent by mail to the Trustee unless the meeting has been called by it, and to the Corporation unless the meeting has been called by it. Each notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for the notice to set out the terms of any resolution to be proposed or any of the provisions of this Article Eight.  Any accidental omission in the notice of a meeting shall not invalidate any resolution passed at the meeting.

8.3                                                                                 Chairman

An individual (who need not be a Warrantholder) designated in writing by the Trustee shall be chairman of the meeting, and if no individual is so designated, or if the individual so designated is not present within 15 minutes from the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy shall choose a person present to be chairman.

8.4                                                                                 Quorum

Subject to the provisions of section 8.12, at any meeting of the Warrantholders a quorum shall consist of one or more Warrantholders present in person or by proxy and holding in aggregate at least 10% of the then outstanding Warrants. If a quorum of the Warrantholders is not present within half an hour from the time fixed for holding a meeting, the meeting, if summoned by the Warrantholders pursuant to a Warrantholders’ Request, shall be dissolved; but, subject to section 8.12, in any other case the meeting shall be adjourned to the same day in the next week (unless that day is not a business day, in which event the meeting shall be reconvened on the next day that is a business day) at the same time and place and no notice of the adjournment need be given. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding the number of outstanding Warrants that such Warrantholders hold.

8.5                                                                                 Power to Adjourn

The chairman of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn the meeting and no notice of the adjournment need be given except such notice, if any, as the meeting may prescribe.

8.6                                                                                 Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an Extraordinary Resolution shall be given in the manner hereinafter provided.  At any meeting, unless a poll is duly demanded or required as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.  Any Warrantholder present in person or by proxy can demand a poll at any meeting in accordance with the provisions of section 8.7.

8.7                                                                                Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting upon which a poll is directed by the chairman or requested by one or more of the Warrantholders acting in person or by proxy and holding in the aggregate not less than 5% of the total number of the Warrants then outstanding, a poll shall be taken in such manner as the chairman shall direct.  Questions other than an Extraordinary Resolution shall be decided by a majority of the votes cast on a poll.  The results of a poll shall be deemed to be the decision of the meeting at which the poll was demanded and shall be binding on all Warrantholders.

8.8                                                                                 Voting

On a show of hands, every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders or both, shall have one vote.  On a poll each Warrantholder present in person or represented by proxy, duly appointed by instrument in writing, shall be entitled to one vote in respect of each Warrant then held by him.  A proxyholder need not be a Warrantholder.

8.9                                                                                 Regulations

The Trustee, or the Corporation with the approval of the Trustee, may from time to time make or vary such regulations as they think fit:

(a)                                  for the issue of voting certificates by any bank, trust company or other depository satisfactory to the Trustee stating that the Warrants specified therein have been deposited with the depository by a named person and will remain on deposit until a specified date, which voting certificates shall entitle the persons named therein to be present and vote at the meeting of the Warrantholders and at any adjournment thereof held before that date or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof held before that date in the same manner and with the same effect as though the persons so named in the voting certificates were the actual holders of the Warrants specified therein;

(b)                                 for the deposit of voting certificates or instruments appointing proxies at such place and time as the Trustee, the Corporation or the Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(c)                                  for the deposit of voting certificates or instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of the voting certificates or instruments appointing proxies to be sent by mail, cable, telex or other means of prepaid, transmitted, recorded communication before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(d)                                 for the form of instrument appointing a proxy (which shall be in writing), the manner in which the same shall be executed and the verification of any authority under which a person executes a proxy on behalf of a Warrantholder; and

(e)                                  generally for the calling of meetings of Warrantholders and the conduct of business thereat.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted.  Save as the regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Warrants, or as entitled to vote or, subject to section 8.10, be present at the meeting in respect thereof, shall be persons who are the registered holders of Warrants or their duly appointed proxyholders.

8.10                                                                           Corporation and Trustee may be Represented

The Corporation and the Trustee, by their respective officers or directors, and the counsel to the Corporation and the Trustee may attend any meeting of the Warrantholders, but shall have no vote as such.

8.11                                                                           Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Warrantholders at a meeting shall have the following powers exercisable from time to time by Extraordinary Resolution (subject to regulatory approval, if required):

(a)                                  power to agree to or sanction any modification, abrogation, alteration, compromise or arrangement of the rights of Warrantholders or the Trustee in its capacity as trustee hereunder or on behalf of the Warrantholders against the Corporation, whether those rights arise under this Indenture, the Warrant Certificates or otherwise which shall be agreed to by the Corporation, and to authorize the Trustee to concur in and execute any indenture supplement, except that in respect of a change in the Exercise Period or the Exercise Price the amendment shall not be binding upon a Warrantholder who does not consent thereto;

(b)                                 power to direct or authorize the Trustee to enforce any of the obligations on the part of the Corporation contained in this Indenture or the Warrants or to enforce any of the rights of the Warrantholders in any manner specified in the Extraordinary Resolution or to refrain from enforcing any such covenant or right;

(c)                                  power to waive and direct the Trustee to waive any default on the part of the Corporation in complying with any provisions of this Indenture or the Warrants, either unconditionally or upon any conditions specified in the Extraordinary Resolution;

(d)                                 power to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the obligations on the part of the Corporation contained in this Indenture or the Warrant Certificates or to enforce any of the rights of the Warrantholders;

(e)                                  power to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by the Warrantholder in connection therewith;

(f)                                    power from time to time and at any time, with the consent of the Corporation, not to be unreasonably withheld, to remove the Trustee and appoint a successor trustee;

(g)                                 power to assent to any change in or omission from the provisions contained in the Warrant Certificates and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Trustee to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(h)                                 power to assent to any compromise or arrangement with any creditor or any class of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation; and

(i)                                     power to amend, alter or repeal any Extraordinary Resolution previously passed or consented to by Warrantholders.

8.12                                                                           Meaning of “Extraordinary Resolution”

(1)                                  The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this section and in sections 8.15 and 8.16 provided, a resolution proposed at a meeting of the Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article Eight at which there are present in person or by proxy one or more Warrantholders holding in aggregate not less than 51% of the total number of Warrants then outstanding and passed by the affirmative votes of

Warrantholders holding in aggregate not less than 66.67% of the total number of Warrants then outstanding and represented at the meeting and voted on the poll upon the resolution.

(2)                                  If at any meeting called for the purpose of passing an Extraordinary Resolution Warrantholders holding in aggregate not less than 51% of the total number of Warrants then outstanding are not present in person or by proxy within half an hour after the time appointed for the meeting, then the meeting, if convened by Warrantholders pursuant to a Warrantholders’ Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chairman.  Not less than ten days’ notice shall be given to the Warrantholders of the time and place of the adjourned meeting in the manner provided in section 11.1(2).  The notice shall state that at the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum, notwithstanding the provisions of this subsection 8.12(2) to the contrary, and may transact the business for which the meeting was originally convened and a resolution proposed at the adjourned meeting and passed by the requisite vote as provided in subsection 8.12(1) shall be an Extraordinary Resolution within the meaning of this Indenture notwithstanding the number of Warrants held by those Warrantholders voting.

(3)                                  Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

8.13                                                                           Powers Cumulative

It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of the powers or any combination of the powers from time to time shall not prevent the Warrantholders from exercising that power or those powers or combination of powers then or any other power or powers or combination of powers thereafter from time to time.

8.14                                                                           Minutes

Minutes of all resolutions and proceedings at every meeting of Warrantholders as aforesaid shall be made and duly entered in books from time to time to be provided for that purpose by the Trustee at the expense of the Corporation, and any minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings were taken, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every meeting, in respect of the proceedings of which minutes have been made, shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken, to have been duly passed and taken.

8.15                                                                           Instruments in Writing

All actions that may be taken and all powers that may be exercised by the Warrantholders at a meeting held as in this Article Eight provided may also be taken and exercised by one or more Warrantholders who hold in the aggregate not less than 66.67% of the total number of then outstanding Warrants, by an instrument in writing signed in one or more counterparts by each Warrantholder in person or by attorney duly appointed in writing and the expression “Extraordinary Resolution” when used in this Indenture shall include a resolution embodied in an instrument so signed.

8.16                                                                           Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article Eight at a meeting of Warrantholders shall be binding upon all the Warrantholders, except as provided in subsection 8.11(a), whether present at or absent from the meeting, and whether voting for or against the resolution or abstaining and every instrument in writing signed by Warrantholders in accordance with section 8.15 shall be binding upon all the Warrantholders, except as provided in subsection 8.11(a), whether signatories thereto or not, and each and every Warrantholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every resolution and instrument in writing passed or executed in accordance with these provisions.

8.17                                                                           Holdings by Corporation Disregarded

In determining whether the Warrantholders holding the requisite number of Warrants are present for the purpose of obtaining a quorum or have voted or consented to any resolution, Extraordinary Resolution, consent, waiver, Warrantholders’ Request or other action under this Indenture, Warrants owned by the Corporation or any subsidiary of the Corporation shall be deemed to be not outstanding.

ARTICLE NINE

SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES

9.1                                                                                 Provision for Supplemental Indentures for Certain Purposes

From time to time the Corporation and the Trustee may, subject to the provisions hereof, and they shall, when so directed hereby, execute and deliver by their proper officers or directors, as the case may be, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)                                  setting forth any adjustments resulting from the application of the provisions of Article Five;

(b)                                 adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable, provided that the same are not in the opinion of the Trustee, based on the opinion of counsel, prejudicial to the interests of the Warrantholders as a group;

(c)                                  giving effect to any Extraordinary Resolution passed as provided in Article Eight;

(d)                                 adding to, deleting or altering the provisions hereof in respect of the transfer of Warrants, the exchange of Warrants and the making of any modification in the form of a Warrant Certificate which additions, deletions or alterations, in the opinion of the Trustee, based on the opinion of counsel, do not affect the substance thereof;

(e)                                  making any additions to, deletions from or alterations of the provisions of this Indenture which, in the opinion of the Trustee, based on the opinion of counsel, do not materially and adversely affect the interests of the Warrantholders and are necessary or advisable in order to incorporate, reflect or comply with any Applicable Legislation;

(f)                                    making provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Shares issuable under the Warrants on a stock exchange, bourse or over-the-counter market, provided that the provisions are not, in the opinion of the Trustee, based on the opinion of counsel, prejudicial to the interests of the Warrantholders as a group;

(g)                                 modifying any of the provisions of this Indenture or relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that no such modification or relief shall be or become operative or effective if in the opinion of the Trustee, based on the opinion of counsel, the modification or relief impairs any of the rights of the Warrantholders provided hereunder, or of the Trustee, and provided that the Trustee may in its uncontrolled discretion decline to enter into any supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative;

(h)                                 evidencing any succession, or successive successions, of other bodies corporate to the Corporation and the assumption by any successor of the obligations of the Corporation herein and in the Warrant Certificates as provided hereafter in this Article Nine; and

(i)                                     for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the Trustee, based on the opinion of counsel, the rights of the Trustee and the Warrantholders provided hereunder, are in no way prejudiced thereby.

9.2                                                                                 Correction of Manifest Errors

The Corporation and the Trustee may correct typographical, clerical and other manifest errors in this Indenture in writing provided that such corrections shall, in the opinion of the Trustee based on advice from its counsel, in no way prejudice the rights of the Trustee or of the Warrantholders hereunder, and the Corporation and the Trustee may execute and deliver all such documents as may be necessary to correct such errors.

9.3                                                                                 Amending Adjustment Provisions

The Corporation and the Trustee may modify the adjustments resulting from the application of the provisions of Article Five if a modification is required as a result of any approval of the Toronto Stock Exchange or the American Stock Exchange contemplated by the provisions of Article Five and the Corporation and the Trustee may execute and deliver such documents as may be necessary to effect the modification.

9.4                                                                                 Successor Companies

In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another entity (“successor corporation”), the successor corporation resulting from the consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) shall be bound by the provisions hereof and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this Indenture to be performed by the Corporation and, if requested by the Trustee, the successor corporation shall by supplemental indenture satisfactory in form to the Trustee and executed and delivered to the Trustee, expressly assume those obligations.

ARTICLE TEN

CONCERNING THE TRUSTEE

10.1                                                                           Trust Indenture Legislation

(1)                                  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, the mandatory requirement shall prevail.

(2)                                  The Corporation and the Trustee agree that each will, at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation.

10.2                                                                           Rights and Duties of Trustee

(1)                                  In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Warrantholders and shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(2)                                  No provision of this Indenture will be construed to relieve the Trustee from liability for its own gross negligence or wilful misconduct.

(3)                                  The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Warrantholders or obligations of the Corporation hereunder shall be conditional upon the Warrantholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue the act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.  None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(4)                                  The Trustee may, before commencing any such act, action or proceeding, or at any time during the continuance thereof require the Warrantholders at whose instance it is acting to deposit with the Trustee the Warrant Certificates held by them, for which Warrant Certificates the Trustee shall issue receipts.

(5)                                  Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation, and of this section 10.2 and sections 10.3 and 10.8.

10.3                                                                           Evidence, Experts and Advisers

(1)                                  In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Trustee may reasonably require by written notice to the Corporation.

(2)                                  In the exercise of its rights and duties hereunder the Trustee may, if it is acting in good faith, rely as to due execution and as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, certificates or other evidence furnished to the Trustee pursuant to any provision hereof or pursuant to a request of the Trustee.

(3)                                  The Trustee may employ or retain such counsel, accountants, engineers, appraisers, or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them payable by the Corporation in accordance with section 6.3, without taxation of costs of any counsel, and shall not be responsible for any misconduct on the part of any of them who has been selected with due care by the Trustee.

(4)                                  The Trustee may as a condition precedent to any action to be taken by it under this Indenture require such opinions, statutory declarations, reports, certificates or other evidence as it, acting reasonably, considers necessary or advisable in the circumstances.

10.4                                                                           Securities, Documents and Monies Held by Trustee

Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any of the Canadian Imperial Bank of Commerce, BMO Bank of Montreal, Bank of Nova Scotia, The Toronto-Dominion Bank, RBC Royal Bank and HSBC Bank Canada or deposited for safekeeping with any of those Canadian chartered banks.  Unless herein otherwise expressly provided, any money so held pending the application or withdrawal thereof under any provision of this Indenture shall be deposited in the name of the Trustee in any of the foregoing Canadian chartered banks at the rate of interest, if any, then current on similar deposits or, with the consent of the Corporation, be:

(a)                                  deposited in the deposit department of the Trustee or of any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof whose short term debt obligations or deposits have a rating of at least R1 as rated by Dominion Bond Rating Service, or

(b)                                 invested in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations maturing not more than one year from the date of investment of or guaranteed by any of the foregoing Canadian chartered banks.

Unless the Corporation is in default hereunder, all interest or other income received by the Trustee in respect of deposits and investments will belong to the Corporation.

10.5                                                                           Action by Trustee to Protect Interests

The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.

10.6                                                                           Trustee not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises contained herein.

10.7                                                                           Protection of Trustee

By way of supplement to the provisions of any law from time to time applicable to trustees, it is expressly declared and agreed as follows:

(1)                                  The Trustee shall not be liable for or by reason of any representations, statements of fact or recitals in this Indenture or in the Warrant Certificates (except the representation contained in section 10.10 or by virtue of the certification by the Trustee of the Warrant Certificates) or required to verify the same, but all those statements or recitals are and shall be deemed to be made by the Corporation.

(2)                                  Nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration (or filing or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto.

(3)                                  The Trustee shall not be bound to give notice to any person or persons of the execution hereof.

(4)                                  The Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants or warranties herein contained or of any acts of any director, officer, employee or agent of the Corporation.

(5)                                  The Trustee shall not be bound to give any notice or to do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it has been required to under the terms hereof nor shall the Trustee be required to take notice of any default of the Corporation hereunder unless and until notified in writing of the default (which notice must specify the nature of the default) and, in the absence of that notice, the Trustee may for all purposes hereunder conclusively assume that no default by the Corporation hereunder has occurred. The giving of any notice shall in no way limit the discretion of the Trustee hereunder as to whether any action is required to be taken in respect of any default hereunder.

(6)                                  The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any Shares or Warrants or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant.

(7)                                  The Trustee is not responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Shares or certificates for the same upon the surrender or deemed surrender of any Warrant Certificates for the purpose of the exercise of the Warrants represented by such Warrant Certificates.

10.8                                                                           Indemnification

Without limiting any protection or indemnity of the Trustee under any other provision hereof, or otherwise at law, the Corporation hereby agrees to indemnify and hold harmless the Trustee, its directors, officers, employees and agents (collectively, the “Indemnified Parties”) from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Indemnified Parties in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the gross negligence or fraud of the Indemnified Parties.  This provision shall survive the resignation or removal of the Trustee, or the termination of the Indenture.  The Indemnified Parties shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of their counsel, may involve them in expense or liability, unless the Corporation shall, so often as required, furnish the Indemnified Parties with satisfactory indemnity and funding against such expense or liability.

10.9                                                                           Replacement of Trustee

(1)                                  The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder, except as provided in this Article Ten, by giving to the Corporation and the Warrantholders not less than 90 days’ notice in writing or, if a new Trustee has been appointed such shorter notice as the Corporation may accept as sufficient. The Warrantholders by Extraordinary Resolution shall have power at any time, with the consent of the Corporation, not to be unreasonably withheld, to remove the Trustee and to appoint a new Trustee.  In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Warrantholders; failing that appointment by the Corporation, the retiring Trustee or any Warrantholder may apply to the Supreme Court of British Columbia, on such notice as the Court may direct, for the appointment of a new Trustee; but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Warrantholders and the Corporation.  Any new Trustee appointed under any provision of this section 10.9 shall be a corporation authorized to carry on the business of a trust company in the provinces of British Columbia and Ontario and, if required by the Applicable Legislation of any other province, in that other province.  On any appointment, the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring such powers, rights, duties and responsibilities of the new Trustee.

(2)                                  Upon the appointment of a new Trustee, the Corporation shall promptly give notice thereof to the Warrantholders.

(3)                                  Any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation succeeding to the trust business of the Trustee, shall be the successor to the Trustee hereunder without any further act on its part or any of the parties hereto provided that the corporation would be eligible for appointment as a new Trustee under subsection 10.9(1).

(4)                                  Any Warrant Certificates certified but not delivered by a predecessor Trustee may be certified by the new or successor Trustee in the name of the predecessor or new or successor Trustee.

10.10                                                                     Conflict of Interest

(1)                                  The Trustee represents to the Corporation that at the time of the execution and delivery hereof no material conflict of interest exists between the Trustee’s role as a fiduciary hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has a material conflict of interest, either eliminate the same or assign its trust hereunder to a successor Trustee approved by the Corporation and meeting the requirements set forth in subsection 10.9(1).  Notwithstanding the foregoing provisions of this subsection 10.10(1), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Warrant Certificate shall not be affected in any manner whatsoever by reason thereof.

(2)                                  Subject to subsection 10.10(1), the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation, may act as registrar and transfer agent for the Shares and trustee for the Warrants under the Warrant Indenture and generally may contract and enter into financial transactions with the Corporation or any subsidiary of the Corporation, all without being liable to account for any profit made thereby.

10.11                                                                     Acceptance of Trust

The Trustee hereby accepts the trusts in this Indenture declared and provided for, agrees to perform the same upon the terms and conditions herein set forth and agrees to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Warrants from time to time issued pursuant to this Indenture.

10.12                                                                     Trustee not to be Appointed Receiver

The Trustee and any person related to the Trustee shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

10.13                                                                     Third Party Interests

The Corporation hereby represents to the Trustee that any account to be opened by, or interest held by, the Trustee in connection with this Indenture, for or to the credit of the Corporation, either:  (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Corporation agrees to complete and execute forthwith a declaration in the Trustee’s prescribed form as to the particulars of such third party.

10.14                                                                     Compliance with Money Laundering Legislation

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee reasonably determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee reasonably determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Corporation, provided: (i) that the Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Trustee’s satisfaction within such 10 day period, then such resignation shall not be effective.

10.15                                                                     Compliance with Privacy Laws

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture.  Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

ARTICLE ELEVEN

GENERAL

11.1                                                                           Notice to Corporation and Trustee

(1)                                  Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Trustee shall be given in writing and shall be deemed to be validly given if delivered or if sent by registered letter, postage prepaid or if transmitted by telecopy:

(a)                                  if to the Corporation:

Vista Gold Corp.
Suite 5, 7961 Shaffer Parkway
Littleton, Colorado
U.S.A. 80127

Attention:  Chief Financial Officer

Telecopier No.:  (720) 981-1186

(b)                                 if to the Trustee:

Computershare Trust Company of Canada
510 Burrard Street
Vancouver, British Columbia
V6C 3B9

Attention:  Corporate Trust Services

Telecopier No.:  (604) 661-9403

and any notice given in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if mailed, on the fifth business day following the day of the mailing of the notice or, if transmitted by telecopy, on the day following the transmission.

(2)                                  The Corporation or the Trustee, as the case may be, may from time to time notify the other in the manner provided in subsection 11.1(1) of a change of address which, from the effective date of the notice and until changed by like notice, shall be the address of the Corporation or the Trustee, as the case may be, for all purposes of this Indenture.

(3)                                  If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Trustee or to the Corporation hereunder could reasonably be considered unlikely to reach or to be delayed in reaching its destination, the notice shall be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to that party at the appropriate address provided in subsection 11.1(1) by cable, telegram, telex, telecopy or other means of prepaid, transmitted, or written communication and any notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery to the officer or if delivered by cable, telegram, telex, telecopy or other means of prepaid, transmitted, recorded communication, on the first business day following the date of the sending of the notice by the person giving the notice.

11.2                                                                           Notice to Warrantholders

(1)                                  Unless herein otherwise expressly provided, any notice to be given hereunder to Warrantholders shall be written and shall be deemed to be validly given if the notice is sent by prepaid mail, addressed to the holder or delivered by hand or transmitted by telecopy (or so mailed to certain holders and so delivered to other holders and so telecopied to other holders) at their respective addresses and telecopy numbers appearing on the register maintained by the Trustee; and if in the case of joint holders of any Warrants more than one address or telecopy number appears on the register in respect of that joint holding, the notice shall be addressed or delivered, as the case may be, only to the first address or telecopier number, as the case may be, so appearing.  Any notice so given shall be deemed to have been received on the day of delivery by hand or telecopy or, if mailed, on the next business day following the day of mailing of the notice.  Accidental error or omission in giving notice or accidental failure to mail notice to any Warrantholder shall not invalidate any action or proceeding founded thereon.

(2)                                  If, by reason of strike, lock-out or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrantholders hereunder could reasonably be considered unlikely to reach or be delayed in reaching its destination, the notice shall be valid and effective if published or distributed once in the Report on Business section of the national edition of The Globe and Mail newspaper, or, in the event of a disruption in the circulation of that newspaper, once in a daily newspaper in the English language approved by the Trustee of general circulation in the City of Toronto and Vancouver; provided that in the case of a notice convening a meeting of the holders of Warrants, the Trustee may require such additional publications of that notice, in the same or in other cities or both, as it may deem necessary for the reasonable protection of the holders of Warrants or to comply with any applicable requirement of law or any stock exchange.  Any notice so given shall be deemed to have been given on the day on which it has been published in all of the cities in which publication was required (or first published in a city if more than one publication in that city is required).  In determining under any provision hereof, the date when notice of any meeting or other event must be given, the date of giving notice shall be included and the date of the meeting or other event shall be excluded.

11.3                                                                           Satisfaction and Discharge of Indenture

Upon the earlier of (i) the date by which certificates representing Shares shall have been delivered to Warrantholders to the full extent of the rights attached to all Warrants theretofore certified hereunder and the monies to be paid hereunder, if any, have been paid and (ii) the Expiry Date; this Indenture shall cease to be of further effect and the Trustee, on demand of and at the cost and expense of the Corporation and upon delivery to the Trustee of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and upon payment to the Trustee of the fees and other remuneration payable to the Trustee, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

11.4                                                                           Sole Benefit of Parties and Warrantholders

Nothing in this Indenture or in the Warrant Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the Warrantholders any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

11.5                                                                           Discretion of Directors

Any matter provided herein to be determined by the directors will be determined acting reasonably in their sole discretion, and a determination so made will be conclusive.

11.6                                                                           Counterparts and Formal Date

This Indenture may be executed in several original or facsimile counterparts, each of which when so executed shall be deemed to be an original and the counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date as of February 2, 2006.

IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers in that behalf.

VISTA GOLD CORP.

By:
Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Authorized Signatory

By:
Authorized Signatory

SCHEDULE “A”

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 3, 2006.

NEITHER THIS CERTIFICATE NOR THE SECURITIES REPRESENTED HEREBY NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITIES, NOR ANY INTEREST IN OR RIGHTS UNDER SAME, HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE, AND NEITHER THIS CERTIFICATE NOR THE SECURITIES REPRESENTED HEREBY NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITIES, NOR ANY INTEREST IN OR RIGHTS UNDER SAME, MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) RECEIPT BY THE CORPORATION OF AN ACCEPTABLE LEGAL OPINION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE CORPORATION OTHERWISE SATISFYING ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

WARRANT

to acquire common shares of

VISTA GOLD CORP.

(continued under the laws of the Yukon Territory)

Warrant Certificate
No.	Certificate for
Warrants, each entitling the holder to acquire one Share of Vista Gold Corp.

THIS IS TO CERTIFY THAT, for value received,

(the “Holder”) is the registered Holder of the number of common share purchase warrants (the “Warrants”) of the Corporation specified above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein and in the Warrant Indenture hereinafter referred to, to purchase at any time before 4:30 p.m. (Vancouver time) on February 2, 2008 (the “Expiry Date”), one fully paid and non-assessable common share without par value in the capital of the Corporation as constituted on the date hereof (a “Share”) for each Warrant by surrendering to the Trustee at its principal transfer office in the Cities of Vancouver or Toronto with this certificate an exercise form in the form attached hereto duly completed and executed, accompanied by cash, a certified cheque, bank draft or money order in lawful money of the United States of America payable to or to the order of the Corporation at par in the city where this Warrant Certificate is so surrendered in an amount equal to the purchase price of the Shares so subscribed for.

Surrender of this Warrant Certificate, the duly completed exercise form and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Trustee at the Cities of Vancouver and Toronto.

Subject to adjustment thereof in the events and in the manner set forth in the Warrant Indenture hereinafter referred to, the exercise price (the “Exercise Price”) upon the exercise of a Warrant shall be U.S.$6.00 per Warrant.

Certificates for the Shares subscribed for will be mailed to the persons specified in the exercise form at their respective addresses specified therein or, if so specified in the exercise form, delivered to such persons at the office where this Warrant Certificate is surrendered.  If fewer Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the Holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Shares not so purchased.  No fractional Shares will be issued upon exercise of any Warrant.

This Warrant Certificate evidences Warrants of the Corporation issued or issuable under the provisions of a warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Indenture”) dated as of February 2, 2006 between the Corporation and the Trustee, as trustee, to which Warrant Indenture reference is hereby made for particulars of the rights of the Holders of Warrants, the Corporation and the Trustee in respect thereof and the terms and conditions on which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the Holder by acceptance hereof assents.  The Corporation will furnish to the Holder, on request and without charge, a copy of the Warrant Indenture.

On presentation at the principal transfer office of the Trustee in the Cities of Vancouver or Toronto as specified below, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Trustee, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates entitling the Holder thereof to purchase in the aggregate an equal number of Shares as are purchasable under the Warrant Certificate or Certificates so exchanged.

The Warrant Indenture contains provisions for the adjustment of the number and kind of Shares issuable upon the exercise of Warrants in the events and in the manner set forth therein.

The Warrant Indenture also contains provisions making binding on all Holders of Warrants outstanding thereunder resolutions passed at meetings of Holders of Warrants held in accordance with the provisions of the Warrant Indenture and instruments in writing signed by Holders of Warrants entitled to purchase a specific majority of the Shares that can be purchased pursuant to such Warrants.

Nothing contained in this Warrant Certificate, the Warrant Indenture or elsewhere shall be construed as conferring upon the Holder hereof any right or interest whatsoever as a Holder of Shares or any other right or interest except as herein and in the Warrant Indenture expressly provided.

Warrants are issuable only as fully registered Warrants.  Warrants may only be transferred in compliance with the conditions of the Warrant Indenture on one of the registers to be kept by and at the principal offices of the Trustee in Vancouver or Toronto, and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Trustee or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Trustee or other registrar and upon compliance with the conditions prescribed in the Warrant Indenture and with such reasonable requirements as the Trustee or other registrar may prescribe and upon the transfer being duly noted thereon by the Trustee or other registrar.

In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture shall govern.

Time is of the essence hereof.

This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Trustee from time to time under the Warrant Indenture.

The parties hereto have declared that they have required that these presents and all other documents related hereto be in the English language.  Les parties aux présentes déclarent qu’elles ont exigé que la présente convention, de même que tous les documents s’y rapportant, soient rédigés en anglais.

IN WITNESS WHEREOF Vista Gold Corp. has caused this Warrant Certificate to be duly executed as of the     day of                       , 200    .

VISTA GOLD CORP.

By:
Authorized Signatory

Countersigned and Registered by:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Authorized Signatory

APPENDIX “A”

EXERCISE FORM

TO:                            Vista Gold Corp.
c/o Computershare Trust Company of Canada
510 Burrard Street
Vancouver, British Columbia
V6C 3B9

Attention:                                         Stock Transfer Department

The undersigned holder of the within Warrants hereby exercises                          of the Warrants represented hereby and the right provided for in such exercised Warrants to receive the common shares of Vista Gold Corp. issuable pursuant to such Warrants.

The undersigned hereby irrevocably directs that the said common shares be issued and delivered as follows:

Name(s) in Full	Address(es) (include Postal/Zip Code)	Numbers(s) of common shares

(Please print in full the name in which certificates are to be issued.  If any of the securities are to be issued to a person or persons other than the Warrantholder, the Transfer of Warrants form must be completed and the Warrantholder must pay to the Trustee all exigible transfer taxes or other government charges.)

The undersigned represents, warrants and certifies as follows:  the undersigned (i) is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (an “Accredited Investor”)), exercising the Warrant for its own account or the account of an Accredited Investor over which it exercises sole investment discretion, and (ii) has had access to such current public information concerning Vista Gold Corp. as it considered necessary in connection with its investment decision.

DATED this day of , .

Witness or Signature Guarantee*	Signature of Registered Holder

Name of Registered Holder

Address of Registered Holder

*  If the underlying securities are to be issued to a person other than the registered holder then the signature must be guaranteed by a Schedule I Canadian Chartered Bank or a guarantee under the North American STAMP, SEMP or MSP Medallion Programs.

☐

Please check box if these certificates are to be delivered to the office where this Warrant Certificate is surrendered, failing which the certificates will be mailed to the address shown on the register.

APPENDIX “B”

TRANSFER OF WARRANTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                                                                                                           (name)                                                         (the “transferee”)

(address)

                        of the Warrants registered in the name of the undersigned represented by the within certificate.

The undersigned hereby certifies that the Warrants are being sold, assigned or transferred in accordance with applicable securities laws covering any such transaction.

DATED the            day of                    ,                    .

Signature of Warrantholder
Guaranteed by:	(Signature of Warrantholder)

*

* Authorized Signature Number

NOTE:  The signature to this transfer must correspond with the name as recorded on the Warrants in every particular without alteration or enlargement or any change whatever.  The signature of the person executing this transfer must be guaranteed by a Schedule I Canadian Chartered Bank or a guarantee under the North American STAMP, SEMP or MSP Medallion Programs.